Exhibit 99.1

CLST Holdings, Inc.	News Release

Contacts:	Robert A. Kaiser
President, Chief Executive Officer
(972) 267-0500

FOR IMMEDIATE RELEASE

CLST Holdings, Inc. Announces Amendment of Rights Plan and Plan of Dissolution

DALLAS, June 18, 2010 — CLST Holdings, Inc. (Pink Sheets: CLHI.PK) announced today that on June 17, 2010, the Board of Directors of the Company approved amendments to its stockholder rights plan (the “Rights Plan”) and its Plan of Dissolution.

The amendment to the Rights Plan allows the Board, in the event that rights under the Rights Plan are triggered and are not exercisable for any reason, including the closing of the Company’s stock transfer records on June 24, 2010 pursuant to the Company’s Plan of Dissolution, to make adjustments to liquidating distributions payable to the Company’s stockholders, as would have been appropriate had an exchange of rights been effected under the Rights Plan.

In addition, consistent with the Board’s amendment to the Rights Plan, the Board also approved an amendment to the Company’s Plan of Dissolution which allows the Board to adjust liquidating distributions to the Company’s stockholders in accordance with the Rights Plan.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance, litigation results or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” “plan,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company or future events relating to the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.